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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE


SWS ENTERS INTO LETTER OF INTENT
TO ACQUIRE SAVINGS BANK HOLDING COMPANY

     DALLAS, June 6, 1999 - Southwest Securities Group, Inc. (SWS-NYSE) has entered into a letter of intent to acquire 100 percent of the outstanding shares of ASBI Holdings, Inc., the holding company for First Savings Bank FSB, Arlington, Texas (www.firstsb.com).

     SWS has agreed to issue 2.6 million shares of its common stock in exchange for all of the outstanding stock of ASBI Holdings, Inc.

     "The trends in today's financial services market place make this a great opportunity for both Southwest and First Savings Bank," said Don A. Buchholz, chairman of Southwest Securities Group, Inc. and ASBI Holdings, Inc. "We expect the transaction to be non-dilutive."

     First Savings Bank offers services, such as certificates of deposit, checking and savings accounts and credit cards, through traditional channels as well as via the Internet. The thrift institution also offers factoring, lending, permanent loans, secondary mortgages and a mortgage loan purchase program. At March 31, 1999, First Savings Bank had total assets of $264 million and total deposits of $231 million.

     "This acquisition will allow us to offer banking services to our existing and future customers," said David Glatstein, president and chief executive officer of SWS. "It also will enhance the services we offer over the Internet through Mydiscountbroker.com (ww.mydiscountbroker.com).

     From the standpoint of First Savings Bank, this transaction adds a parent company with strong financial standing and growing business lines that fit well with those of the bank."

     "These banking services will be attractive to new customers of both the brokerage company and the bank," continued Mr. Glatstein. "Additionally, the bank will provide an opportunity for SWS to securitize mortgage securities and refer corporate finance prospects."

     First Savings Bank is a full-service lender to both businesses and consumers. The bank has offered residential mortgages since 1985. It also provides loan purchase facilities to mortgage bankers as well as mortgage brokers through its Mortgage Loan Purchase Department.
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     The acquisition is subject to due diligence, negotiation of a definitive agreement, and regulatory and shareholder approvals.

     Southwest Securities Group, Inc. is a Dallas-based holding company that offers a broad range of investment and financial services through its subsidiaries. The company's common stock is listed and traded on the New York Stock Exchange under the symbol, SWS. Wholly owned subsidiaries of the company include:

Southwest Securities, Inc. (www.southwestsecurities.com) -- investment banking, full-service brokerage and securities clearing services;

Mydiscountbroker.com (www.mydiscountbroker.com) -- discount brokerage and online investing services via the Internet;

SWS Financial Services, Inc. (www.southwestsecurities.com) -- general securities brokerage conducted through independent contractors;

Westwood Management Corporation ( www.westwoodgroup.com) -- investment advisory and management services;

Westwood Trust ( www.westwoodgroup.com) -- investment management, trust and custody services;

SW Capital Corporation (www.logic.org) -- administers LOGIC, a triple A-rated liquid asset portfolio for units of local government in Texas;

SWS Technologies Corporation ( www.swstechnologies.com) -- professional technology services and solutions for businesses.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any forward-looking statements, including those regarding intent, belief or current expectations of the company or its management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, general economic conditions and competitive pressures in the markets in which the company operates, regulatory changes, one-time events and other risks detailed from time to time in the company's Securities and Exchange Commission filings.

CONTACT:    Jim Bowman, Vice President - Corporate Communications,
(214) 859-9335